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Exhibit 10.22

CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

        This Agreement is between Bruce J. Labovitz (hereafter "You") and Comstock Homebuilding Companies, Inc., its affiliates, successors, assigns, parents and subsidiaries (hereafter "the Company"), effective this    day of                        , 2004. You are entering into this Agreement based on consideration to You from the Company, including the grant of equity in the Company to You, Your employment and continued employment with the Company, and such other benefits that You acknowledge to be sufficient consideration for this Agreement.

        1.    NATURE OF AGREEMENT.    You and the Company intend this Agreement to be an Agreement concerning confidentiality and non-competition/non-solicitation. This Agreement does not limit in any way the right of either You or the Company to terminate the employment relationship at any time. This Agreement contains obligations that survive termination of the employment relationship between You and the Company. You agree that neither the provisions set forth in this Agreement nor any other written or oral communications between the Company and You about the subject matter of this Agreement as of the date of this Agreement has created or is intended to create a contract of employment or a promise to provide any benefits. If You and the Company enter into or have entered into an Employment Agreement, this Agreement is to be read and applied consistently with that Agreement.

        2.    DEFINITIONS.    As used in this Agreement, the following terms shall have the following meanings:

    2.1
    "Business Partner" means each and every person and/or entity who or that, at any time during the two (2) years prior to termination of Your employment: (i) was either a customer, lender, supplier or subcontractor of or to the Company; (ii) was in contact with You or in contact with any other employee, owner, or agent of the Company, of which contact You either were involved or were or should have been aware, concerning receiving or providing any product or service from the Company; or (iii) was solicited by the Company, or in consideration or planning to be solicited by the Company, in an effort in which You were involved or of which You were or should have been aware.

    2.2
    "Conflicting Services" means any service or process of any person or organization other than the Company which directly competes with the Company in the business of (i) acquiring, assembling, developing or making available for-sale raw or developed land for residential purposes or (ii) designing, constructing and selling for-sale single-family homes, townhomes and condominiums within the Washington, D.C. and Raleigh, N.C. metropolitan areas during employment by the Company or about which You acquire Confidential Information during Your employment by the Company.

    2.3
    "Confidential Information" means knowledge or information not generally known to the public or in the home construction industry (including information conceived, discovered or developed by You), that You learn of, possess, or to which You have access through Your employment by the Company, related to the Company or its Business Partners, including but not limited to the information listed on Schedule B to this Agreement. Confidential Information shall not include information that is or becomes publicly known through no breach of this Agreement or other act or omission of the Employee. The phrase "publicly known" shall mean readily accessible to the public in a written publication, and shall not include information that is only available by a substantial searching of the published literature, and information the substance of which must be pieced together from a number of different publications and sources. The burden of proving that information or skills and experience are not Confidential Information shall be on the party asserting such exclusion.

        3.    RETURN OF COMPANY PROPERTY.    You agree that at any time requested by the Company and/or at termination of Your employment with the Company for any reason, You will promptly deliver to the Company all property and materials in any form belonging to or relating to the Company, its business and the business of any Business Partner, including but not limited to, the property listed on Schedule A to this Agreement. You agree not to download or keep copies of company property in any hard or soft format. You agree that You have no ownership or interest in any Company property.

        4.    RESTRICTIONS.

    4.1.
    You agree that while You are employed by the Company, You will not solicit or provide Conflicting Services except on behalf of or at the direction of the Company.

    4.2
    At any time during and after Your employment with the Company You agree:

    4.2.1
    You will not disclose Confidential Information to any person or entity without first obtaining the Company's consent, and will take all reasonable precautions to prevent inadvertent disclosure of such Confidential Information. You agree to make every effort to ensure that persons working in any capacity for the Company, including without limitation employees, officers, directors, vendors, sub-contractors, attorneys, and agents, subsidiary or parent entities (and the employees, officers, directors, vendors, contractors, attorneys, and agents, thereof) are permitted access to Confidential Information on a strictly "need to know" basis. This prohibition against Your disclosure of Confidential Information includes, but is not limited to, disclosing the fact that any similarity exists between Confidential Information and information independently developed by another person or entity. You understand that the existence of such a similarity does not excuse You from honoring Your obligations under this Agreement.

    4.2.2
    You will not use any Confidential Information for Your personal benefit or for the benefit of any person or entity other than the Company. You will not use, copy or transfer Confidential Information other than as necessary in carrying out Your duties on behalf of the Company, without first obtaining the Company's written consent, and will take all reasonable precautions to prevent inadvertent use, copying or transfer of Confidential Information. This prohibition against Your use, copying, or transfer of Confidential Information includes, but is not limited to, selling, licensing or otherwise exploiting, directly or indirectly, any products or services (including software in any form) which embody or are derived from Confidential Information, or exercising judgment in performing analysis based upon knowledge of Confidential Information. Without in any way limiting the generality of this subsection, You agree not to directly or indirectly circumvent or compete with the Company with regard to any Confidential Information.

    4.2.3
    You will not make any written use of or reference to the Company's name or trademarks (or any name under which the Company does business) for any marketing, public relations, advertising, display or other business purpose unrelated to the express business purposes and interests of the Company or make any use of the Company's facilities for any activity unrelated to the express business purposes and interests of the Company, without the prior written consent of the Company, which consent may be withheld or granted in the Company's sole and absolute discretion.

    4.2.4
    In the event that You receive a subpoena or order of a court, or other body having jurisdiction over a matter, in which You are compelled to produce any information relevant to the Company, whether confidential or not, You will immediately provide the Company with written notice of this subpoena or order so that the Company may timely move to quash if appropriate.

      4.2.5.
      If a court decides that Section 4.2 or any of its restrictions is unenforceable for lack of reasonable temporal limitation and the Agreement or restriction(s) cannot otherwise be enforced, You and the Company agree that twelve (12) months shall be the temporal limitation relevant to the contested restriction; provided, however, that this Section 4.2.5 shall not apply to trade secrets protected without temporal limitation under applicable law.
    4.3
    For the twelve (12) months immediately following the termination of Your employment with the Company for any reason You agree:

    4.3.1.
    You will not solicit or provide Conflicting Services except on behalf of or at the direction of the Company.

    4.3.2.
    You will not solicit, perform or offer to perform any Conflicting Services for a Business Partner.

    4.3.3.
    You will not request, induce, or attempt to induce any Business Partner to terminate its relationship with the Company;

    4.3.4
    You will not attempt to hire, employ or associate in business with any person employed by the Company or who has left the employment of the Company within the preceding six (6) months and You will not discuss any potential employment or business association with such person, even if You did not initiate the discussion or seek out the contact.

        5.    REASONABLENESS OF RESTRICTIONS AND SEVERABILITY.

    5.1.
    You represent and agree that You have read this entire Agreement, and understand it. You agree that this Agreement does not prevent You from earning a living or pursuing Your career. You agree that the restrictions contained in this Agreement are reasonable, proper, and necessitated by the Company's legitimate business interests. You agree that the restrictions placed on You under this Agreement are reasonable given the nature of the compensation (including the IPO Grant) that you have received and may continue to receive from the Company. You represent and agree that You are entering into this Agreement freely and with knowledge of its content and with the intent to be bound by the Agreement and the restrictions contained in it.

    5.2.
    In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, You and the Company agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.

    5.3.
    If the Court declines to enforce this Agreement in the manner provided in subparagraph 5.2, You and the Company agree that this Agreement will be automatically modified to provide the Company with the maximum protection of its business interests allowed by law and You agree to be bound by this Agreement as modified.

    5.4.
    You and the Company agree that the geographic market for the Company's products and services is the Washington, D.C. and Raleigh, N.C. metropolitan areas, so that this Agreement applies to Your activities throughout those geographic areas. If, however, after applying the provisions of subparagraphs 5.2 and 5.3, a court still decides that this Agreement or any of its restrictions is unenforceable for lack of reasonable geographic limitation and the Agreement or restriction(s) cannot otherwise be enforced You and the Company agree that the fifty (50) miles radius from any office at which You worked for the Company on either a regular or occasional basis during the two years immediately preceding termination of Your employment with the Company shall be the geographic limitation relevant to the contested restriction.

    5.5
    If any provision of this Agreement is declared to be ambiguous, unenforceable or invalid, the remainder of this Agreement shall remain in full force and effect, and the Agreement shall be read as if the ambiguous, unenforceable or invalid provision was not contained in the Agreement.

        6.    INJUNCTIVE RELIEF AND REMEDIES.

    6.1.
    You acknowledge that it may be impossible to assess the damages caused by Your violation of this Agreement, or any of its terms. You agree that any threatened or actual violation or breach of this Agreement, or any of its terms, will constitute immediate and irreparable injury to the Company.

    6.2.
    You agree that in addition to any and all other damages and remedies available to the Company if You breach this Agreement, the Company shall be entitled to temporary injunctive relief, without being required to post a bond, and permanent injunctive relief, without the necessity of proving actual damage, to prevent You from violating or breaching this Agreement or any of its terms.

    6.3.
    In the event that the Company enforces this Agreement through a court order, You agree that the restrictions contained in Section 4.3 of this Agreement shall remain in effect for a period of twelve (12) months from the effective date of the Order enforcing the Agreement.

    6.4.
    You agree that if the Company is successful in whole or part in any legal or equitable action against You under this Agreement, the Company shall be entitled to payment of all costs, including reasonable attorneys' fees, from You.

        7.    PUBLICATION OF THIS AGREEMENT TO SUBSEQUENT EMPLOYERS OR BUSINESS ASSOCIATES OF EMPLOYEE.

    7.1.
    If You are offered employment or the opportunity to enter into any business venture (as owner, partner, consultant or other capacity) with a person or entity which provides or is planning to provide Conflicting Services while the restrictions described in paragraph 4.3 of this Agreement are in effect, You agree to inform Your potential employer, partner, co-owner and/or others involved in managing the business which You have an opportunity to join of Your obligations under this Agreement and also agree to provide such person or persons with a copy of this Agreement.

    7.2.
    You also authorize the Company to provide copies of this Agreement to any of the persons or entities described in subparagraph 7.1 and to make such persons aware of Your obligations under this Agreement.

        8.    MISCELLANEOUS.

    8.1.
    This Agreement and the restrictions and obligations in it survive the employment relationship and are binding regardless of the reason for termination of employment.

    8.2.
    The Agreement is for the benefit of You and of the Company, its successor, assigns, parent corporations, subsidiaries, and/or purchasers.

    8.3.
    This Agreement is governed by the laws of the Commonwealth of Virginia without regard to the conflicts of laws or principles thereof. With respect to any litigation based on, arising out of, or in connection with this Agreement, You hereby expressly submit to the personal jurisdiction of the Fairfax County Circuit Court for the Commonwealth of Virginia and of the United States District Court for the Eastern District of Virginia. You hereby expressly waive, to the fullest extent permitted by law, any objection that You may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above, including without limitation any claim that any such litigation has been brought in an inconvenient forum.

    8.4.
    No waiver by the Company of any breach of any of the provisions of this Agreement is a waiver of any preceding or succeeding breach of the same or any other provisions of this Agreement. No waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

    8.5.
    Except as expressly provided otherwise in this Agreement, nothing in this Agreement grants a license or permission to use any intellectual property of Company, whether owned, pending, or currently under development.

    8.6.
    This Agreement may be amended by a writing signed by both parties; provided, however, that Schedules A and B to this Agreement may be amended by the Company at any time and the amended schedules attached to this Agreement and made a part of it.

    8.7
    You agree that on the subjects covered in this Agreement, it is the entire Agreement between You and the Company, superseding any previous oral or written communications, representations, understanding, or agreements with the Company or with any representative of the Company.

By signing this Agreement You represent that You have read and understand this Agreement, You have had an opportunity to consult legal counsel concerning this Agreement and that You sign it voluntarily.

Comstock Homebuilding Companies, Inc.		Employee
By:

	[NAME & TITLE]	Bruce J. Labovitz

SCHEDULE A

COMPANY PROPERTY

        For purposes of the Confidentiality and Non-Competition Agreement between Comstock Homebuilding Companies, Inc. and Bruce J. Labovitz dated                         , 2004, effective                        , 2004, Company Property shall include but not be limited to:

  1.
  All lists of and information pertaining to any Business Partner.

  2.
  All Confidential Information of the Company.

  3.
  All notes, files, correspondence (including copies of e-mail or voice mail messages) and memoranda prepared or received in the course of employment.

  4.
  All manuals reports, records, notebooks, plans, photographs, specifications, technical data and drawings prepared or received in the course of employment.

  5.
  All computers, printers, computer hardware and software, computer programs, program listings, diskettes, CD's, DVD's, audio and videotapes; downloads and source/object codes.

SCHEDULE B

CONFIDENTIAL INFORMATION

        For purposes of the Confidentiality and Non-Competition Agreement between Comstock Homebuilding Companies, Inc. and Bruce J. Labovitz dated                         , 2004, effective                        , 2004, Confidential Information shall include but not be limited to the following information where it is not generally known to the public or in the home construction industry (including information conceived, discovered or developed by Employee):

  1.
  Information relating to the Company's proprietary rights prior to any public disclosure thereof, including but not limited to the nature of the proprietary rights, discoveries, inventions, works of authorship, techniques, improvements and ideas (whether patentable or not), hardware, software, computer programs, source or object codes, documentation, processes, design, concept, development, methods, codes, formulas, production data, technical and engineering data, test data and test results, knowledge of codes for data fields, documentation manuals (including data dictionaries), the status and details of research and development of products and services, and information regarding acquiring, protecting, enforcing and licensing proprietary rights (including patents, copyrights and trade secrets).

  2.
  Work product resulting from or related to work or projects performed or to be performed for the Company or for clients of the Company, including but not limited to the interim and final lines of inquiry, hypotheses, research and conclusions related thereto and the methods, processes, procedures, analyses, techniques and audits used in connection therewith.

  3.
  Marketing and development plans, marketing strategies, product descriptions and program descriptions, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques and methods of obtaining business, forecasts and forecast assumptions and volumes, and future plans and potential strategies of the Company which have been or are being discussed.

  4.
  Computer software of any type or form in any stage of actual or anticipated research and development, including but not limited to programs and program modules, routines and subroutines, processes, algorithms, design concepts, design specifications (design notes, annotations, documentation, flowcharts, coding sheets, and the like), source code, object code and load modules, programming, program patches, data models and systems plans, design, application and documentation.

  5.
  Internal Company personnel information, employee lists, compensation data, non-public financial information, financial projections and business plans and strategy, operational plans, financing and capital-raising plans, activities, and agreements, vendor names and other vendor information (including vendor characteristics, services and agreements), purchasing and internal cost information, internal services and operational manuals, and the manner and methods of conducting the Company's business.

  6.
  Non-public information pertaining to any Business Partner and its needs or desires with respect to the products and services offered by the Company, including, but not limited to, names of Business Partner and their representatives, proposals, bids, contracts and their contents and parties, data provided to the Company by Business Partner, the type, quantity and specifications of products and services purchased, leased, licensed or provided or received by Business Partner and other non-public information.

  7.
  Any information that a competitor of the Company could use to the competitive disadvantage of the Company.

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CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
SCHEDULE B CONFIDENTIAL INFORMATION